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                             OPINION AS TO LEGALITY


                                 JOSEPH I. EMAS
                                 ATTORNEY AT LAW
                             1224 Washington Avenue
                           Miami Beach, Florida 33139

Telephone                                                        Facsimile
(305) 531-1174                                                   (305) 531-1274


November 8, 2004

United States Securities and Exchange Commission
Washington, D.C. 20549

                   Re: COLOSSUS VENTURES INC. (the "Company")

Ladies and Gentlemen:

I have acted as counsel for COLOSSUS Ventures Inc., a Nevada corporation (the "Company"), in connection with the preparation of this registration statement on Form SB-2, (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 2,550,000 shares (the "Registered Shares") by existing shareholders of the Company of the Company's common stock (the "Common Stock").

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) such statutes, records and other documents as I have deemed relevant (f) certain representations made by the Company and its auditors.

In addition, I opine upon Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the foregoing, I am also of the opinion that:

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1.       The Company is a corporation  duly authorized and validly  existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.
2. I am of the opinion that all of the Registered Shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).

I hereby consent to the Company's filing of this legal opinion with the Securities and Exchange Commission as Exhibit 5.1 to its registration statement on Form SB-2.


                                            Very truly yours:

                                            /s/ Joseph I. Emas

                                            Joseph I. Emas